UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 13, 2005

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On July 13, 2005, the Compensation Committee of the Board of Directors (the “Board”) of Protein Design Labs, Inc. (the “Company”) granted shares of restricted stock of the Company to the following executive officers in connection with each respective executive officer’s service in the capacity set forth beside such officer’s name:

Officer	Number of Shares of Restricted Stock	Title
Mark McDade	60,000	Chief Executive Officer
Steven Benner	12,000	Senior Vice President and Chief Medical Officer
Richard Murray	16,200	Senior Vice President, Research and Chief Scientific Officer
Brett Schmidli	2,500	Senior Vice President, Technical Operations
Laurie Torres	12,500	Vice President, Human Resources

Each grant of restricted stock was granted under the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), pursuant to a restricted stock purchase agreement substantially in the form used under the 2005 Plan.  Each grant of restricted stock is subject to forfeiture that lapses annually over four (4) years from July 13, 2005.

In addition, on July 13, 2005, the Board granted to Mark McDade a bonus of $100,000 to acknowledge progress on strategic objectives and efforts to acquire and integrate ESP Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005

PROTEIN DESIGN LABS, INC.

	By:	/s/ Mark McDade
Mark McDade
Chief Executive Officer